EXHIBIT 2

TRANSACTIONS

Exhibit 2 (“Prior Exhibit 2”) to the Issuer Schedule 13D filed on December 16, 2013 by the Reporting Persons is incorporated herein by reference. Together with Prior Exhibit 2, the following table sets forth all transactions with respect to Shares effected in the last sixty days by the Reporting Persons on behalf of the Reporting Persons in respect of the Shares, inclusive of any transactions effected through 4:00 p.m., New York City time, on January 13, 2014. Except as otherwise noted below, all such transactions were purchases or sales of Shares effected in the open market, and the table includes commissions paid in per share prices.

NATURE OF TRANSACTION	DATE OF TRANSACTION	AMOUNT OF SECURITIES		PRICE PER SHARE / PREMIUM PER OPTION
Corvex – Purchase of Call Options	12/17/2013	236,617	(1)	11.98	(2)
Corvex – Purchase of Call Options	12/20/2013	546,221	(1)	12.14	(2)
Corvex – Purchase of Call Options	12/23/2013	689,000	(1)	12.76	(2)
Corvex – Purchase of Call Options	12/24/2013	422,509	(1)	12.72	(2)
Corvex – Purchase of Call Options	12/26/2013	728,000	(1)	13.24	(2)
Corvex – Purchase of Call Options	12/27/2013	320,000	(1)	13.23	(2)
Corvex – Purchase of Call Options	12/30/2013	330,000	(1)	13.44	(2)
Corvex – Purchase of Call Options	12/31/2013	183,000	(1)	13.59	(2)
Corvex – Purchase of Call Options	1/2/2014	650,000	(1)	13.29	(2)
Corvex – Purchase of Call Options	1/3/2014	550,000	(1)	13.01	(2)
Corvex – Purchase of Call Options	1/6/2014	655,000	(1)	13.32	(2)
Corvex – Purchase of Call Options	1/7/2014	1,100,000	(1)	13.82	(2)
Corvex – Purchase of Call Options	1/8/2014	1,057,302	(1)	14.08	(2)
Corvex – Purchase of Call Options	1/9/2014	1,373,545	(1)	14.31	(2)
Corvex – Purchase of Call Options	1/10/2014	1,163,000	(1)	14.24	(2)
Corvex – Purchase of Call Options	1/13/2014	1,100,000	(1)	14.30	(2)
Corvex – Purchase of Call Options	1/13/2014	900,000	(1)	14.36	(2)
Corvex – Sale of Call Options	1/7/2014	2,000,000	(5)	0.02	(6)
Corvex – Sale of Put Options	12/17/2013	236,617	(3)	0.01	(4)
Corvex – Sale of Put Options	12/20/2013	546,221	(3)	0.01	(4)
Corvex – Sale of Put Options	12/23/2013	689,000	(3)	0.01	(4)
Corvex – Sale of Put Options	12/24/2013	422,509	(3)	0.01	(4)
Corvex – Sale of Put Options	12/26/2013	728,000	(3)	0.01	(4)
Corvex – Sale of Put Options	12/27/2013	320,000	(3)	0.01	(4)
Corvex – Sale of Put Options	12/30/2013	330,000	(3)	0.01	(4)
Corvex – Sale of Put Options	12/31/2013	183,000	(3)	0.01	(4)
Corvex – Sale of Put Options	1/2/2014	650,000	(3)	0.01	(4)
Corvex – Sale of Put Options	1/3/2014	550,000	(3)	0.01	(4)
Corvex – Sale of Put Options	1/6/2014	655,000	(3)	0.01	(4)
Corvex – Sale of Put Options	1/7/2014	1,100,000	(3)	0.01	(4)
Corvex – Sale of Put Options	1/8/2014	1,057,302	(3)	0.01	(4)
Corvex – Sale of Put Options	1/9/2014	1,373,545	(3)	0.01	(4)
Corvex – Sale of Put Options	1/10/2014	1,163,000	(3)	0.01	(4)
Corvex – Sale of Put Options	1/13/2014	1,100,000	(3)	0.01	(4)
Corvex – Sale of Put Options	1/13/2014	900,000	(3)	0.01	(4)

(1)	Represents shares underlying American-style physically settled call options purchased in the over-the-counter market. These call options expire on January 30, 2015.
(2)	This amount represents the cost of an applicable American-style physically settled over-the-counter call option to purchase one Share. The per share exercise price of these call options is $25.00.
(3)	Represents shares underlying physically settled European-style put options sold in the over-the-counter market. These put options expire on the earlier of January 30, 2015 or the date on which the corresponding American-style call option described above in footnote 1 is exercised.
(4)	This amount represents the proceeds received from an applicable physically settled European-style over-the-counter put option to sell one Share. The per share exercise price of these put options is $25.00. This exercise price will be adjusted to account for any dividends or other distributions declared by the Issuer prior to exercise of the options.
(5)	Represents shares underlying American-style listed physically settled call options sold in the open market. These call options expire on January 18, 2014.
(6)	This amount represents the cost of an applicable open market American-style listed physically settled call option to purchase one Share. The per share exercise price of these call options is $45.00.